Exhibit 99.1

Flux Power Reports 2026 Fiscal Fourth Quarter and Full Year Financial Results

Vista, CA — August 20, 2026 — Flux Power Holdings, Inc. (NASDAQ: FLUX) (“Flux Power” or the “Company”), a leading developer of advanced lithium-ion energy storage solutions and fleet intelligence technology, today reported financial and operational results for the 2026 fiscal fourth quarter and full fiscal year ended June 30, 2026.

2026 Fiscal Fourth Quarter and Recent Business Highlights

●	Revenue for the 2026 fiscal fourth quarter reached $8.2 million
●	Operating expenses for the 2026 fiscal fourth quarter decreased by approximately 33% from the 2025 fiscal fourth quarter
●	Released SkyEMS® 3.0 with AI-powered insights, predictive analytics and customizable dashboards
●	Appointed industry veteran, Stu Jacover, as Vice President of Sales for Material Handling to expand the Company’s sales and marketing efforts

CEO Commentary

“Fourth quarter revenue increased 25% sequentially, slightly ahead of the expectations we conveyed on last quarter’s call due to increased customer orders and shipments into a new vertical market,” commented Krishna Vanka, Flux Power’s CEO. “To improve our overall cost structure, we executed decisive expense reduction and efficiency initiatives over the past year that resulted in a 30% reduction in fourth quarter operating expenses compared to the prior year quarter.

“We also took steps to aggressively optimize our supply chain, lower product costs, and advance product redesign efforts aimed at improving margins. We further strengthened our go-to-market capabilities with the addition of Stu Jacover as Vice President of Sales for Material Handling and launched new marketing programs to diversify our customer base. We also achieved a major platform milestone with the launch of SkyEMS® 3.0 featuring AI-driven, advanced fleet management capabilities that position Flux Power as a differentiated technology provider. Initial customer feedback on this tool has been quite favorable. We also achieved certification with a new major OEM during the quarter, which we believe increases our addressable market within Material Handling.

“The Company has faced a number of headwinds during my first eighteen months as CEO, which in turn led us to reassess our business priorities and implement changes that we expect to benefit us in fiscal 2027 and beyond. With a leaner cost structure, a refreshed sales leadership team, expanding OEM relationships and upgraded offerings in place, I believe we are well positioned to deliver renewed growth and accelerate our path to profitability as broader economic conditions improve.”

2026 Fiscal Fourth Quarter and Full Year Financial Results

Revenue for the 2026 fiscal fourth quarter was $8.2 million, compared to $6.6 million in the prior quarter and $16.7 million in the same quarter a year ago. Revenue for the full 2026 fiscal year was $42.1 million, compared to $66.4 million in fiscal 2025.

Gross profit for the 2026 fiscal fourth quarter was $2.3 million, or 27.4% of revenue, compared to $1.8 million, or 27.3% of revenue, in the prior quarter and $5.8 million, or 34.5% of revenue, in the same quarter a year ago. Gross profit for the full 2026 fiscal year was $12.7 million, or 30.2% of revenue, compared to $21.7 million, or 32.7% of revenue, in fiscal 2025.

Operating expenses for the 2026 fiscal fourth quarter were $4.4 million, compared to $4.8 million in the prior quarter and $6.5 million in the same quarter a year ago. Full 2026 fiscal year operating expenses were $19.2 million, compared to $26.8 million in fiscal 2025. The decrease in operating expenses primarily reflects previous actions taken to reduce headcount and streamline the Company’s operating model as well as the fact that fiscal 2025 included costs of $2.9 million associated with the restatement of previously issued financial statements.

Operating loss for the 2026 fiscal fourth quarter was $2.1 million, compared to an operating loss of $3.0 million in the prior quarter and an operating loss of $0.8 million in the same quarter a year ago. The full 2026 fiscal year operating loss was $6.5 million compared to an operating loss of $5.0 million in fiscal 2025. Excluding costs associated with stock-based compensation, the 2026 fiscal fourth quarter non-GAAP operating loss was $1.9 million, compared to a non-GAAP operating loss of $2.8 million in the prior quarter and non-GAAP operating income of $0.3 million in the same quarter a year ago, which also excluded costs associated with the multi-year restatement of previously issued financial statements. The full 2026 fiscal year non-GAAP operating loss was $5.5 million, compared to a non-GAAP operating loss of $1.1 million in fiscal 2025.

Net loss for the 2026 fiscal fourth quarter was $2.3 million, or ($0.11) per share, compared to a net loss of $3.2 million, or ($0.15) per share, in the prior quarter and a net loss of $1.2 million, or ($0.07) per share, in the same quarter a year ago. Net loss for the full 2026 fiscal year was $7.4 million, or ($0.38) per share, compared to net loss of $6.7 million, or ($0.40) per share, in fiscal 2025. Excluding the above-referenced stock-based compensation costs, the 2026 fiscal fourth quarter non-GAAP net loss was $2.1 million, or ($0.10) per share, compared to a non-GAAP net loss of $2.9 million, or ($0.14) per share, in the prior quarter and a non-GAAP net loss of $0.1 million, or ($0.01) per share, in the same quarter a year ago, which also excluded the above-referenced restatement costs. The full 2026 fiscal year non-GAAP net loss was $6.5 million, or ($0.33) per share, compared to a non-GAAP net loss of $2.8 million, or ($0.17) per share, in fiscal 2025, which also excluded the above-referenced restatement costs.

Adjusted EBITDA for the 2026 fiscal fourth quarter was negative $1.6 million, compared to negative $2.5 million in the prior quarter and positive $0.5 million in the same quarter a year ago. Adjusted EBITDA for the full 2026 fiscal year was negative $4.5 million, compared to negative $0.1 million in fiscal 2025.

Balance Sheet

Cash as of June 30, 2026 was $0.3 million, compared to $0.4 million as of March 31, 2026.

Conference Call

Flux Power will host a conference call on Thursday, August 20, 2026 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its 2026 fiscal fourth quarter and full year financial results. To access the call, please use the following information:

Date: Thursday, August 20, 2026

Time: 1:30 p.m. Pacific Time | 4:30 p.m. Eastern Time

Toll-free dial-in number: 1-833-630-1956

International dial-in number: +1-412-317-1837

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the News & Events section of the Company’s Investor Relations website.

For those unable to participate during the live broadcast of the conference call, a telephone replay will be available approximately two hours after the conference call and accessible through August 27, 2026. The replay dial-in number is 1-855-669-9658, and the access code 5602016. International callers should dial +1-412-317-0088 and enter the same pass code. Additionally, a replay of the webcast will be available on Flux Power’s Investor Relations website for approximately 90 days.

Non-GAAP Financial Measures

Flux Power has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and also on a non-GAAP basis, including non-GAAP operating income (loss), non-GAAP net loss, non-GAAP net loss per share, and adjusted EBITDA.

Management believes that these non-GAAP financial measures, when viewed with Flux Power’s results under GAAP and the accompanying reconciliations, provide useful information about Flux Power’s period-over-period results. These non-GAAP financial measures are presented because management believes they provide additional information with respect to the performance of Flux Power’s fundamental business activities and adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Flux Power also relies on adjusted EBITDA as a primary measure to review and assess the operating performance of the Company and its management team.

These non-GAAP financial measures should not be considered in isolation from, or construed as a substitute for, financial measures determined in accordance with GAAP for the purpose of analyzing Flux Power’s operating performance or financial position. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.

About Flux Power

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling and airport ground support equipment (GSE). Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements include, but are not limited to, statements regarding Flux Power’s expectations with respect to revenue growth, profitability and its addressable market, the potential benefits of Flux Power’s new Vice President of Sales for Material Handling and quotes from management. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Accordingly, forward-looking statements are not guarantees of future results. Some of the important factors that could cause Flux Power’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: Flux Power’s ability to amend its agreement with Gibraltar Business Capital, LLC and its continued access to its credit facility thereunder; Flux Power’s ability to secure sufficient funding to support its current and proposed operations; Flux Power’s ability to continue as a going concern; Flux Power’s ability to meet projected revenue targets and generate sufficient cash from operations; Flux Power’s ability to regain compliance with and continue to meet the continued listing standards of the Nasdaq Stock Market; the impact of tariffs on Flux Power’s ability to cost-effectively source battery packs and materials used in its products; Flux Power’s ability to obtain raw materials and other supplies for its products at existing or competitive prices and on a timely basis; Flux Power’s anticipated growth strategies and its ability to manage the expansion of its business operations effectively; Flux Power’s ability to maintain or increase its market share in the competitive markets in which it does business; Flux Power’s ability to grow its revenue, increase its gross profit margin and become a profitable business; Flux Power’s ability to fulfill its backlog of open sales orders due to delays in the receipt of key component parts and other potential manufacturing disruptions; Flux Power’s ability to keep up with rapidly changing technologies and evolving industry standards, including its ability to achieve technological advances; Flux Power’s dependence on the growth in demand for its products; Flux Power’s ability to compete with both peers and larger companies with far greater resources than it; Flux Power’s ability to reduce production costs of its product line through new designs, manufacturing and supply arrangements; Flux Power’s ability to shift to new suppliers and incorporate new components into its products in a manner that is not disruptive to its business; Flux Power’s ability to obtain and maintain UL Listings and OEM approvals for its energy storage solutions; Flux Power’s ability to diversify its product offerings and capture new market opportunities; Flux Power’s ability to source its needs for skilled labor, machinery, parts, and raw materials economically; Flux Power’s ability to retain and/or successfully recruit key members of its senior management team; Flux Power’s ability to diversify its customer base to reduce its current dependence on a few major customers; and the expense, timing and outcome of legal proceedings relating to Flux Power’s accounting practices, financial disclosures and employment policies and practices, investigations and information requests that may be initiated or that may be asserted. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct, and that Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and investors should refer to the risk factors outlined in Flux Power’s Form 10-K, 10-Qs and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected, except as required by applicable law.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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FLUX POWER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	Three months ended June 30,		Twelve months ended June 30,
	2026	2025	2026	2025
Revenues	$8,248,000	$16,737,000	$42,132,000	$66,434,000
Cost of sales	5,991,000	10,965,000	29,415,000	44,694,000

Gross profit	2,257,000	5,772,000	12,717,000	21,740,000

Operating expenses:
Selling, general and administrative	3,739,000	5,487,000	16,377,000	22,304,000
Research and development	618,000	1,045,000	2,814,000	4,464,000
Total operating expenses	4,357,000	6,532,000	19,191,000	26,768,000

Operating loss	(2,100,000)	(760,000)	(6,474,000)	(5,028,000)

Other expense, net	(19,000)	(27,000)	(121,000)	(81,000)
Interest expense, net	(193,000)	(392,000)	(853,000)	(1,565,000)

Net loss	$(2,312,000)	$(1,179,000)	$(7,448,000)	$(6,674,000)

Net loss per share - basic and diluted	$(0.11)	$(0.07)	$(0.38)	$(0.40)

Weighted average number of common shares outstanding - basic and diluted	21,441,037	16,717,761	19,826,095	16,717,761

FLUX POWER HOLDINGS, INC.

NON-GAAP NET LOSS ADJUSTMENTS

	(Unaudited)
	Three months ended June 30,		Twelve months ended June 30,
	2026	2025	2026	2025
Net loss	$(2,312,000)	$(1,179,000)	$(7,448,000)	$(6,674,000)

Non-GAAP adjustments to net loss:
Stock-based compensation	239,000	148,000	973,000	979,000
Restatement and related costs	-	900,000	-	2,900,000
Total Non-GAAP adjustments	239,000	1,048,000	973,000	3,879,000

Non-GAAP net loss	(2,073,000)	(131,000)	(6,475,000)	(2,795,000)
Non-GAAP net loss per share	$(0.10)	$(0.01)	$(0.33)	$(0.17)

FLUX POWER HOLDINGS, INC.

NON-GAAP OPERATING LOSS ADJUSTMENTS

	(Unaudited)
	Three months ended June 30,		Twelve months ended June 30,
	2026	2025	2026	2025
Operating loss	$(2,100,000)	$(760,000)	$(6,474,000)	$(5,028,000)

Non-GAAP adjustments to operating loss:
Stock-based compensation	239,000	148,000	973,000	979,000
Restatement and related costs	-	900,000	-	2,900,000
Total Non-GAAP adjustments	239,000	1,048,000	973,000	3,879,000

Non-GAAP operating loss	$(1,861,000)	$288,000	$(5,501,000)	$(1,149,000)

FLUX POWER HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	June 30,
	2026	2025
ASSETS

Current assets:
Cash	$305,000	$1,334,000
Accounts receivable, net of allowance for credit losses of $70,000 and $68,000 at June 30, 2026 and 2025, respectively	4,862,000	11,374,000
Inventories, net	14,752,000	17,231,000
Other current assets	781,000	1,865,000
Total current assets	20,700,000	31,804,000

Right of use assets, net	2,167,000	1,275,000
Fixed assets, net of accumulated depreciation of $2,034,000 and $1,700,000 at June 30, 2026 and 2025, respectively	476,000	708,000
Intangible assets, net of accumulated amortization of $2,459,000 and $1,969,000 at June 30, 2026 and 2025, respectively	763,000	846,000
Other assets	92,000	119,000

Total assets	$24,198,000	$34,752,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$8,473,000	$16,295,000
Accrued expenses	4,124,000	7,058,000
Line of credit	6,303,000	13,627,000
Subordinated debt	-	1,000,000
Deferred revenue	144,000	459,000
Customer deposits	31,000	38,000
Finance leases payable, current portion	52,000	80,000
Office leases payable, current portion	862,000	815,000
Accrued interest	58,000	246,000
Total current liabilities	20,047,000	39,618,000

Long term liabilities:
Finance leases payable, less current portion	19,000	32,000
Office leases payable, less current portion	1,274,000	506,000
Deferred revenue, less current portion	300,000	-

Total liabilities	21,640,000	40,156,000

Stockholders’ equity (deficit):
Preferred stock, $.001 par value; 3,000,000 and 500,000 shares authorized at June 30, 2026 and 2025, respectively; none issued and outstanding	-	-
Common stock, $0.001 par value; 75,000,000 shares authorized; 21,580,992 and 16,835,698 issued and outstanding at June 30, 2026 and 2025, respectively	22,000	17,000
Additional paid-in capital	116,370,000	100,965,000
Accumulated deficit	(113,834,000)	(106,386,000)
Total stockholders’ equity (deficit)	2,558,000	(5,404,000)
Total liabilities and stockholders’ equity (deficit)	$24,198,000	$34,752,000

FLUX POWER HOLDINGS, INC.

ADJUSTED EBITDA RECONCILIATION

	(Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(2,312,000)	$(1,179,000)	$(7,448,000)	$(6,674,000)
Add:
Interest expense, net	193,000	392,000	853,000	1,565,000
Income tax provision	-	-	-	-
Depreciation and amortization	234,000	252,000	979,000	1,002,000
EBITDA	(1,885,000)	(535,000)	(5,616,000)	(4,107,000)
Add:
Restatement and related costs	-	900,000	-	2,900,000
Stock-based compensation	239,000	148,000	973,000	979,000
Financing costs	23,000	27,000	137,000	81,000
Adjusted EBITDA	$(1,623,000)	$540,000	$(4,506,000)	$(147,000)

Contacts

Media:

media@fluxpower.com

info@fluxpower.com

External Investor Relations:

Leanne Sievers

Shelton Group

flux-ir@sheltongroup.com